Exhibit 1

Ameren Corporation

$500,000,000 1.95% Senior Notes due 2027

Underwriting Agreement

November 15, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

TD Securities (USA) LLC

1 Vanderbilt Avenue, 12th Floor

New York, New York 10017

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the Company), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the Underwriters), for whom Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC are acting as representatives (in such capacity, the Representatives), an aggregate of $500,000,000 principal amount of the Company’s 1.95% Senior Notes due 2027 (the Securities).

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act of 1933, as amended (the 1933 Act), and such registration statement on Form S-3 (File No. 333-249475) in respect of the Securities has been filed with the Securities and Exchange Commission (the SEC) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) is hereinafter called a Base Prospectus; any preliminary prospectus supplement (together with the accompanying Base Prospectus) used in connection with the offering and sale of the Securities that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the 1933 Act, is hereinafter called a Preliminary Prospectus); the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding any Form T-1, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act at the time set forth therein (Rule 430 Information) are hereinafter collectively called the Registration Statement; the prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the Prospectus; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the 1934 Act), and the rules and regulations of the SEC thereunder, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)            No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (hereinafter called an Issuer Free Writing Prospectus) has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the 1939 Act), and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

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(c)            For the purposes of this Agreement, the Applicable Time is 3:40 p.m., New York City time, on the date of this Agreement; a Preliminary Prospectus dated November 15, 2021, as amended or supplemented immediately prior to the Applicable Time (including the documents incorporated therein by reference as of the Applicable Time) (the Pricing Prospectus) as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the Pricing Disclosure Package) as of the Applicable Time and as of the Time of Delivery (as defined herein), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d)            The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(e)            The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1939 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the SEC thereunder as to the Registration Statement and any amendment thereto, and as of their respective dates as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

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(f)            The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the provisions of the Indenture (as defined below) and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, subject to the Exceptions (as defined below), and entitled to the benefits provided by the indenture, dated as of December 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the Trustee), as supplemented by the First Supplemental Indenture, dated as of May 19, 2008, between the Company and the Trustee (as so supplemented, and including the terms of the Securities that will be established pursuant to a company order thereunder, the Indenture), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly qualified under the 1939 Act and has been duly authorized by the Company, and, as of the Time of Delivery, will be duly executed and delivered by the Company, and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the Exceptions); and the Indenture conforms, and the Securities will conform, in all material respects, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(g)            This Agreement has been duly authorized, executed and delivered by the Company.

(h)            The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to execute, deliver and perform its obligations under this Agreement and the Indenture and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby and thereby; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a Material Adverse Effect).

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(i)            Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company (as listed on Schedule III hereto) (each, a Significant Subsidiary), has been duly incorporated and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; each such Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

(j)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and since the respective dates as of which information is given in the Pricing Prospectus, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, other than as set forth or contemplated in the Pricing Prospectus.

(k)            The issue and sale of the Securities by the Company, and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement applicable to the Company, and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Significant Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture; the execution, delivery and performance of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained or made under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction (including any non-U.S. jurisdiction) in connection with the purchase and distribution of the Securities by the Underwriters.

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(l)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(m)            Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as disclosed in the Pricing Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries (including, without limitation, such applicable laws, ordinances, administrative or governmental rules or regulations administered or promulgated by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the SEC, the Environmental Protection Agency, the Illinois Commerce Commission and the Missouri Public Service Commission), the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            Other than as disclosed in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or that Significant Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(o)            The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, under the caption “Certain United States Federal Income Tax Consequences” and under the captions “Underwriting” and “Plan of Distribution” (except with respect to the information under the caption “Underwriting—Selling Restrictions”), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

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(p)            The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of the Company’s operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(q)            PricewaterhouseCoopers LLP (the Accountants), who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the SEC thereunder and the Public Company Accounting Oversight Board (United States).

(r)            The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(s)            Except as disclosed in the Pricing Prospectus and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(t)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting as of September 30, 2021 was effective and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting since that date.

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(u)            Except as disclosed in the Pricing Prospectus and the Prospectus, since September 30, 2021, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of September 30, 2021 were effective; and since September 30, 2021, to the knowledge of the Chief Accounting Officer of the Company, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(w)            (A) (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(x)            The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package (including without limitation the mortgages of each of the Significant Subsidiaries) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or as could not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and as could not reasonably be expected to have a Material Adverse Effect.

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(y)            The Company maintains policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering (collectively, Anti-Corruption Laws) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State (the State Department), or by the United Nations Security Council (the UNSC), the European Union (the EU) or Her Majesty’s Treasury of the United Kingdom (collectively, Sanctions), and the Company and its subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; none of (A) the Company, any of its subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers or employees, or (B) to the knowledge of the Company, any agent of the Company or any of its subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions or (iii) any person 50% or more owned or controlled by any such person or persons.

(z)            The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions.

(aa)      Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge there has been no security breach, unauthorized access or other compromise or misuse of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, IT Systems and Data). Except as disclosed in the Pricing Prospectus and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices. The Company has policies and procedures in place designed to ensure the integrity and security of its IT Systems and Data and comply with such policies and procedures in all material respects.

2.            Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.381% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.            Offering. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

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4.            Time and Place of Closing; Delivery of Securities.

(a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (DTC) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of Morgan Stanley & Co. LLC at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking (if delivery of the Securities shall be made otherwise than through the facilities of DTC) at least twenty-four hours prior to the Time of Delivery at the Closing Location (as defined herein). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on November 18, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the Time of Delivery.

(b)            The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by Pillsbury Winthrop Shaw Pittman LLP, New York, New York (Underwriters’ Counsel) pursuant to Section 8(l) hereof, will be delivered at the office of Morgan, Lewis & Bockius LLP, counsel to the Company, 101 Park Avenue, New York, New York 10178 (the Closing Location) at the Time of Delivery. For the purposes of this Section 4, New York Business Day shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            Covenants of the Company. The Company agrees with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act; to make no further amendment (except the final term sheet referred to below) or any supplement to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the SEC and to furnish the Representatives with copies thereof; to prepare a final term sheet in substantially the form attached as Exhibit A to Schedule II hereto and to file such final term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule; to file promptly all other material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities; to promptly notify the Representatives of any written notice given to the Company by either of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global Inc. (each, a Rating Agency), of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

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(b)            If at any time prior to the Time of Delivery (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(c)            For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities, to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and to file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(d)            (i) If immediately prior to the third anniversary (the Renewal Deadline) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, prior to the Renewal Deadline, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, (ii) if the Company is no longer eligible to file an automatic shelf registration statement, prior to the Renewal Deadline, if it has not already done so, to file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iii) to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities (references herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be).

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(e)            If at any time when the Securities remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible (references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be).

(f)            To promptly furnish the Underwriters with electronic copies of the Prospectus and each Issuer Free Writing Prospectus prepared by the Company (to the extent not previously delivered), as amended or supplemented, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such Pricing Disclosure Package or such Issuer Free Writing Prospectus as then amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act, the 1934 Act or the 1939 Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to Section 5(a) hereof, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Pricing Disclosure Package will comply with law; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

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(g)            To make generally available to its security holders and to holders of the Securities, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158 under the 1933 Act).

(h)            During the period beginning from the date hereof and continuing to and including the Time of Delivery of the Securities, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives.

(i)            Upon request of an Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the License); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(j)            To apply the net proceeds received by it from the sale of the Securities for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6.            Issuer Free Writing Prospectuses.

(a)      (i)      The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;

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(ii)            each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will be consistent with the final term sheet prepared and filed pursuant to Section 5(a) hereof and will not otherwise require filing under Rule 433(d) under the 1933 Act), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; provided, however, that notwithstanding the above, each Underwriter may convey to investors, without the prior consent of the Company or the Representatives, any Bloomberg L.P. or other electronic communication regarding comparable bond prices; and

(iii)            any such free writing prospectus the use of which has been consented to by the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) or (b) hereto.

(b)            The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

7.            Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the applicable SEC filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among underwriters, this Agreement, the Indenture, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of Underwriters’ Counsel in connection with such qualification and in connection with any such blue sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the fees and disbursements of Underwriters’ Counsel in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing certificates for the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of Underwriters’ Counsel and any advertising expenses in connection with any offers the Underwriters may make.

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8.            Conditions to Underwriters’ Obligations. The obligations of the several Underwriters hereunder shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed at and as of the Time of Delivery, as the case may be, and the following additional conditions:

(a)            The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act related to the offering of the Securities, shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            At the Time of Delivery, Underwriters’ Counsel shall have furnished to the Representatives an opinion, dated such date, with respect to such matters as the Representatives may reasonably request, and Underwriters’ Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters. In rendering such opinion, Underwriters’ Counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and the laws of the State of New York and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)            At the Time of Delivery, Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, an affiliate which provides legal and other professional services to the Company, shall have furnished to the Representatives an opinion, dated such date, in the form attached as Exhibit A hereto, (x) with such changes therein as may be agreed upon by the Company and the Representatives with the approval of Underwriters’ Counsel and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Underwriters for use in offering the Securities, with changes therein to reflect such supplementation.

(d)            At the Time of Delivery, Morgan, Lewis & Bockius LLP, counsel to the Company, shall have furnished to the Representatives an opinion, dated such date, in the form attached as Exhibit B hereto, (x) with such changes therein as may be agreed upon by the Company and the Representatives with the approval of Underwriters’ Counsel and (y) if the Pricing Disclosure Package shall be supplemented after being furnished to the Underwriters for use in offering the Securities, with changes therein to reflect such supplementation.

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(e)            On the date of this Agreement and at the Time of Delivery, the Accountants shall have furnished to the Representatives letters, dated as of such dates, respectively, in form and substance satisfactory to the Representatives, with respect to the consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements incorporated by reference in the Pricing Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, other than as disclosed or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(g)            On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the Applicable Time.

(h)            On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, the New York Stock Exchange or The NASDAQ Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, the New York Stock Exchange or The NASDAQ Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(i)            On or prior to the Time of Delivery, the Representatives shall have received satisfactory evidence that the Securities have received at least the ratings set forth in the Pricing Disclosure Package and that such ratings are in effect at the Time of Delivery.

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(j)            The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus.

(k)            At the Time of Delivery, the Company shall have furnished or caused to be furnished to the Representatives a certificate or certificates, dated such date, of officers of the Company (one of which shall be the chief accounting or financial officer) satisfactory to the Representatives in which such officers shall state that: the representations and warranties of the Company in this Agreement and that are qualified by materiality are true and correct in all respects and the representations and warranties of the Company in this Agreement not qualified by materiality are true and correct in all material respects, in each case, at and as of the Time of Delivery, that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery and that, subsequent to the respective dates as of which information is given in the Pricing Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Pricing Prospectus.

(l)            At the Time of Delivery, Underwriters’ Counsel shall have been furnished with all such documents, certificates and opinions as Underwriters’ Counsel may reasonably request and that are customary for transactions of a similar nature, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Representatives pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Company at or prior to the Time of Delivery in connection with the authorization, issuance and sale of the Securities as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Representatives and Underwriters’ Counsel.

In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 7 hereof and except for any liability under Section 9 hereof.

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9.            Indemnification and Contribution.

(a)            The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Underwriter may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse such Underwriter for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Underwriters) when and as incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to an Underwriter to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) when and as incurred by the Company in connection with investigating or defending any such action or claim.

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(c)            Promptly after receipt by an indemnified party under Section 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or 9(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 9(a) or 9(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 9(a) or 9(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under Section 9(a) or 9(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(e)            The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

10.            Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of the Company or the Underwriters, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any of its officers, directors, employees, agents or other representatives or controlling persons, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, facsimile: (212) 902-9316; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, facsimile: 212-205-7812; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, facsimile: 212-507-8999; TD Securities (USA) LLC, 1 Vanderbilt Avenue, 12th Floor, New York, New York 10017, Attention: Transaction Management Group, e-mail: USTMG@tdsecurities.com; and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, Attention: Treasurer, facsimile: (314) 554-6328.

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12.            Defaulting Underwriters.

(a)            If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, or if the Company shall not exercise the right described in Section 12(b) hereof to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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13.            Termination. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, including if any of the conditions in Section 8 hereof have not been fulfilled, the Securities are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of Underwriters’ Counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Securities except as provided in Sections 7 and 9 hereof.

14.            No Fiduciary Duty. The Company hereby acknowledges that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15.            Governing Law; Miscellaneous.

(a)            The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriters except to the extent provided in Section 9(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No person who purchases any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

(b)            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution”, “signed” and “signature” and words of like import in this Agreement or in any certificate pursuant to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, AdobeSign).

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(c)            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. is open for business. The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.

(d)            The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

(e)            In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly.

16.            Qualified Financial Contracts. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. BHC Act Affiliate has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). Covered Entity means any of the following: (i) a covered entity as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a covered bank as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a covered FSI as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. U.S. Special Resolution Regime means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

Ameren Corporation

		By:	/s/ Darryl T. Sagel
Name: Darryl T. Sagel
Title: Vice President and Treasurer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

Mizuho Securities USA LLC

By:	/s/ W. Scott Trachsel
Name: W. Scott Trachsel
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

Td Securities (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of the Securities to be Purchased
Goldman Sachs & Co. LLC	$111,250,000
Mizuho Securities USA LLC	111,250,000
Morgan Stanley & Co. LLC	111,250,000
TD Securities (USA) LLC	111,250,000
KeyBanc Capital Markets Inc.	32,500,000
Drexel Hamilton, LLC	7,500,000
Mischler Financial Group, Inc.	7,500,000
R. Seelaus & Co., LLC	7,500,000
Total	$500,000,000

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses to be included in the Pricing Disclosure Package: Pricing Term Sheet dated November 15, 2021.

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

Exhibit A to Schedule II

Ameren Corporation

Pricing Term Sheet

November 15, 2021

Issue:	1.95% Senior Notes due 2027 (the “Notes”)
Principal Amount:	$500,000,000
Coupon (Interest Rate):	1.95% per annum
Maturity Date:	March 15, 2027
Benchmark Treasury:	1.125% due October 31, 2026
Benchmark Treasury Price:	99–12 ¼
Benchmark Treasury Yield:	1.254%
Spread to Benchmark Treasury:	+70 basis points
Re-offer Yield:	1.954%
Offering Price (Issue Price):	99.981% of the principal amount
Interest Payment Dates:	March 15 and September 15, commencing March 15, 2022
Optional Redemption:	Prior to February 15, 2027 (the “Par Call Date”), at any time at the greater of (1) 100% of the principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest that would be payable on any Notes to be redeemed if such Notes matured on the Par Call Date discounted at the Adjusted Treasury Rate plus 12.5 basis points, in each case plus accrued and unpaid interest, and on or after the Par Call Date, at any time at 100% of the principal amount plus accrued and unpaid interest
Expected Ratings (Moody’s/S&P)*:	[Intentionally omitted]
Trade Date:	November 15, 2021
Settlement Date:	November 18, 2021 (T+3)**
CUSIP / ISIN:	023608 AL6 / US023608AL60
Joint Book-Running Managers:	Goldman Sachs & Co. LLC Mizuho Securities USA LLC Morgan Stanley & Co. LLC TD Securities (USA) LLC
Co-Managers:	KeyBanc Capital Markets Inc. Drexel Hamilton, LLC Mischler Financial Group, Inc. R. Seelaus & Co., LLC

The term “Adjusted Treasury Rate” has the meaning ascribed to that term in the Issuer’s Preliminary Prospectus Supplement, dated November 15, 2021.

*A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

**It is expected that delivery of the Notes will be made against payment for the Notes on or about the Settlement Date specified above, which will be the third business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially are expected to settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Mizuho Securities USA LLC toll-free at 1-866-271-7403, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or TD Securities (USA) LLC toll-free at 1-855-495-9846.

SCHEDULE III

Significant Subsidiaries

Union Electric Company

Ameren Illinois Company

III-1